SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 7, 1999


                            DIAMOND EQUITIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Nevada                    0-24138                     88-0232816
(State or Other Jurisdiction      (Commission                 (IRS Employer
     of Incorporation)            File Number)               Identification No.)


2010 E. University Drive, Suite 3, Tempe, Arizona                  85281
   (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code (602) 921-2760


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         As reported in the Registrant's 8-K report filed on April 8, 1999, the Registrant acquired control of GoProfit.com, Inc. a private company. Subsequent events which occurred with GoProfit.com, Inc. have initially meant a loss of control, however, the Registrant now owns approximately thirty eight percent (38%) of GoProfit.com, Inc., but through proxies issued by certain shareholders, the Registrant or certain affiliates now "control" approximately sixty one percent (61%) of the voting common stock of GoProfit.com, Inc. As a result of such voting power, the Registrant's principals (named herein) relieved the existing one (1) board member of GoProfit.com, Inc. and installed principals of the Registrant as board members and officers of GoProfit.com, Inc. See discussion under "Item 5" hereof.

ITEM 5. OTHER EVENTS

         On December 7, 1999, certain of the directors of the Registrant were appointed as Directors and officers of GoProfit.com, Inc., a company which the Registrant has gained control. Appointed to the board of GoProfit.com, Inc. was Todd Chisholm. Officers appointed to GoProfit.com, Inc. were David Westfere as Chief Executive Officer (also a Director and CEO of the Registrant), and Todd Chisholm as Chief Financial Officer, Secretary and Treasure (Mr. Chisholm is a director and officer of the Registrant).

         Attached hereto is a copy of the press release made by GoProfit.com, Inc. relative to the above changes.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DIAMOND EQUITIES, INC.


Date:  December 7, 1999                 By: David D. Westfere
                                            David D. Westfere, President